EXHIBIT 10.1

                                CONTRACT OF SALE
                                ----------------

          J. D. WELSH & ASSOCIATES,  INC., a Nevada  corporation,  herein called
"Seller,"agrees to sell to NEWGOLD, INC., a Nevada corporation, herein called "Buyer," and Buyer agrees to purchase from Seller the mining property, located in Pershing County, Nevada, commonly known as the "Relief Canyon Mine," and more particularly described in attached Exhibit "A" (the "Property"), including the equipment described in attached Exhibit "B," on the terms and conditions set forth in this Agreement.

1.  Purchase Price and Payment.

               The purchase price for the property shall be the sum of Five Hundred Thousand Dollars ($500,000.00), payable by Buyer to Seller as follows:

               (a) Upon closing, on or before January 10, 1995, Buyer shall pay Seller $100,000.00;

               (b) The balance of the purchase price shall be paid in 12 equal payments of $35,166.36, which includes interest for one year at 10 percent.

                      $35,166.36 on February 10, 1995.
                      $35,166.36 on March 10, 1995.
                      $35,166.36 on April 10, 1995.
                      $35,166.36 on May 10, 1995.
                      $35,166.36 on June 10, 1995.
                      $35,166.36 on July 10, 1995.
                      $35,166.36 on August 10, 1995.
                      $35,166.36 on September 1, 1995.
                      $35,166.36 on October 10, 1995.
                      $35,166.36 on November 10, 1995.
                      $35,166.36 on December 10, 1995.
                      $35,166.36 on January 10, 1996.


2.  Bonds and Santa Fe Lease.

          All bonds relating to the operation of the Property will be transferred to Buyer. In further consideration of the purchase price, Seller shall assign the Santa Fe Lease which affects the property to Buyer and obtain Santa Fe's consent to such assignment before November 1, 1994. Upon assignment, Buyer agrees to make a collateral assignment of said lease to Seller to secure Buyer's obligation to perform all of the Lessee's obligations under the lease which accrue after the date of this agreement, and Buyer's obligations under this agreement.


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
3.  Equipment.

          Upon execution of this agreement, Seller shall deliver to Buyer a bill of sale for the equipment described in Exhibit "B" and Buyer shall execute and deliver to Seller a security agreement grant to Seller a security interest in the equipment to secure Buyer's obligations under this agreement.

4.  Covenants of Buyer.

          4.1. Insurance. Buyer shall at all times keep the property and improvements on the property insured against loss or damage by fire or other casualty to the amount of the reasonable value of improvements on the Property by an insurance company or companies approved by Seller. The insurance policies shall be made payable, in case of loss, to Seller.

          4.2 Taxes. Buyer shall pay when due all taxes and assessments of every nature, levied, assessed, or accruing on the Property after the execution of this Contract, and shall timely pay any Proceeds on Minerals Tax attributable to Buyer's operations at the Property.

          4.3 Indemnification. Buyer shall indemnify and save and hold Seller and its employees, representatives, agents and principals harmless from and against any and all costs, losses, liabilities, damages, lawsuits, claims and expenses incurred in connection with or arising out of or resulting from or incident to the condition of the Property or Buyer's activities on the Property, which occur or arise after the date of this Contract. Buyer's indemnity shall include without limitation all reasonable and necessary costs and expenses of defending any claim arising (and any lawsuit instituted asserting such claim) with respect to any matter as to which Buyer's indemnity is applicable, and reasonable attorneys' fees and costs incurred in connection therewith, whether or not such claim is ultimately defeated, and any amounts paid incident to any compromise or settlement of any such claim.

          4.4 Liens and Encumbrances. Buyer shall pay when due all claims for labor performed and materials furnished for any construction, alteration, repair or mining operation upon the Property, and shall comply with all laws affecting the Property or relating to any alterations or improvements that may be made thereon. Should any lien or encumbrance be placed against the Property by reason of any act or thing done by Buyer, then within 30 days of the date of filing or recording of the lien, Buyer shall cause the same to be discharged or shall deliver to Seller a corporate surety bond or other security approved by Seller indemnifying Seller against any loss or damage by reason thereof.


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
          4.5 Notice of Non-Responsibility. Except for work of improvement resulting from emergency, before any work or improvement is commenced, Buyer shall give written notice thereof to Seller to enable Seller to record a notice that Seller is not responsible for such work.

          4.6 Protection of Property. Buyer promises to properly care for and keep the Property in good condition, order and repair; to care for, protect and repair all buildings and improvements situate thereon; and otherwise to protect and preserve the Property and the improvements thereon and not commit or permit any waste or deterioration of the Property.

          4.7 Hazardous Waste. Buyer shall comply with all federal, state and local laws, ordinances, regulations, rules, and orders relating to health, safety, environmental protection, and storage, discharge or disposal of harmful, toxic or hazardous waste, and water and air quality with respect to the Property and Buyer's use of the Property. Buyer shall not cause any deposit, disposal, release, discharge, treatment, process, work, leakage, spillage, emission of or pollution by any harmful, toxic, hazardous, or noxious materials or substances on the Property. Buyer agrees to indemnify and hold Seller and the Property free and harmless, from and against any and all claims, demands, fines, penalties, settlements, suits, losses, liabilities, damages, injuries, costs or expenses, including attorney's fees.

5.  Possession and Legal Title.

          Buyer shall be entitled to enter into possession of the Property on the date of this Contract and to continue in possession of the Property sq long as Buyer is not in default in the performance of this Contract. Seller shall retain legal title as a security interest in the Property until Buyer has paid the balance of the purchase price as required by this Contract.

6.  Default.

          6.1 Events of Default. Buyer shall be in default under this Contract of Sale in the event that Buyer shall fail, neglect, or refuse to make any payment at the time provided herein, fail to comply with any of the other provisions set forth in this Contract of Sale, make a general assignment for the benefit of creditors, or become insolvent, or upon the filing of a petition by or against Buyer under any state or federal law relating to the relief of debtors, to the extent that such law allows a default hereunder resulting from the filing of such petition.

          6.2 Seller's Remedies. In the event of Buyer's default in the performance of any of the provisions contained in this Contract of Sale, then Seller may at any time thereafter, without limiting Seller in the exercise of any right or remedy which Seller



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
may have by reason of such default, exercise any or all of the following remedies:

          6.2.1 Buyer agrees that all moneys paid to Seller by virtue of this Contract of Sale shall immediately become the property of Seller. In the event of Buyer's default in the performance of any of the provisions contained in this Contract of Sale, and this Contract of Sale is terminated pursuant to Section 7, then (a) Seller shall be released from any and all obligations, either at law or in equity, to transfer the property to Buyer; (b) Buyer shall relinquish all rights under this Contract of Sale; and (c) all moneys theretofore paid by Buyer shall be. retained by Seller as liquidated damages for the breach of this Contract of Sale. The parties agree that in the event of Buyers default, it would be difficult to fix or estimate the actual damage to Seller. On the basis of the facts now known to the parties, the parties agree that the moneys theretofore paid by Buyer to Seller at the time of Buyer's breach shall compensate Seller for damages which would accrue by reason of such default.

          6.2.2 Seller may, at Seller's option, after the expiration of the 35 day notice described in Section 6.3., below, declare the unpaid balance of the purchase price immediately due and payable; and Buyer agrees to immediately pay such amount to Seller.


          6.2.3 Seller may institute an appropriate action against Buyer for specific performance or this Contract of Sale or to terminate Buyer's rights under this Contract of Sale and for damages sustained by Seller; including but not limited to all payments required by Buyer pursuant to this Contract of Sale plus the amount necessary to restore the property to the condition it was in at the date Buyer received possession by reason of this Contract of Sale, reasonable use excepted.

          6.2.4. Seller may pursue any other remedy now or hereafter available to Seller under the laws of judicial decisions of the State of Nevada.

          6.2.5 In the event of termination of Buyer's right to purchase by reason of such default, (a) Buyer will become a tenant at will of Seller; (b) Buyer will peaceably vacate the Property; and (c) Seller may re-enter the property and take possession thereof and remove all persons therefrom, using any and all lawful means to do so, including the remedies for unlawful detainer pursuant to NRS Chapter 40.

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
          6.2.6. It is understood and agreed that any failure on the part of Seller to exercise any of Seller's rights or remedies in the event of default, at any particular time, shall not constitute a waiver of Seller's option to exercise such rights or remedies at any other time.

  7.  Default Procedure

          In the event of Buyer's default, if Seller shall desire to terminate the right of Buyer to purchase the property pursuant to this Contract of Sale, then Seller shall file with the escrow holder designated by Seller, in duplicate, a notice and demand for termination of the rights of Buyer. Thereupon, the escrow holder shall promptly mail, by certified or registered mail, return receipt requested, one copy of such notice to Buyer. Unless the default is cured within 35 days following the date of mailing of Seller's notice, then the escrow holder is specifically authorized by Buyer, without further instructions, to comply with Seller's demand for delivery of the underlying Quitclaim Deed, and to terminate the escrow upon payment of the escrow holder's charges for the termination of the escrow. Buyer agrees that upon, and as a condition to, curing of any default following preparation of Seller's notice with respect to default, Buyer shall pay or reimburse Seller for all reasonable costs and expenses, including attorney's fees incurred in connection with such default, termination of this Contract of Sale or cure of such default.

8.     Quitclaim Deed.

          Buyer shall deposit with the escrow holder a Quitclaim Deed executed by Buyer in favor of Seller for the Property, to be held by the escrow holder until such time as this Contract of Sale is paid in full by Buyer. At such time the escrow holder shall return the Quitclaim Deed to the Buyer. In the event, however, the buyer breaches this contract by nonpayment or any other material breach, the escrow holder shall at the direction of the Seller deliver the Quitclaim Deed to Seller in accordance with Section 6 of this Contract.

9.     Grant, Bargain, and Sale Deed.

          Seller agrees to deposit with escrow holder a Grant Bargain and Sale Deed executed by Seller to Buyer. It shall be recorded as soon as Seller has received the payments as herein provided to be made by Seller. Escrow holder is instructed that in the event of default by Buyer, that said deed shall be returned to Seller upon demand.

10.     Acceleration/Due on Sale.

          In the event Buyer shall sell, transfer or convey, or contract to sell, transfer or convey, the Property, or any portion

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
thereof, or any interest therein, then, at the option of Seller, the then unpaid balance of this Contract of Sale shall forthwith become due and payable although the time of maturity otherwise expressed shall not have arrived. Consent to one such transaction shall not be deemed to be a waiver of the right to require consent to future or successive transactions

11.     Prepayment.

          Buyer reserves the right to prepay this Contract of Sale at any time.

12.    Miscellaneous.


          12.1. Attorney's Fees. Should any litigation be commenced between the parties hereto concerning the Property, this Contract, or the rights and duties of either in relation thereto, the party, Buyer or Seller, prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for his attorney's fees in such litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose.

          12.2. Entire Agreement. This instrument contains the entire agreement between Buyer and Seller respecting the Property, and any other agreement or representation respecting the Property or the duties of either Buyer or Seller in relation thereto not expressly set forth in this instrument is null and void.

          12.3. Notices. Unless otherwise provided herein, any notice, tender, or delivery to be given hereunder by either party to the other may be effected by personal delivery in writing or by registered or certified mail. Mailed notices shall be addressed as set forth below, but each party may change its address by written notice in accordance with this paragraph. Notices shall be addressed as follows:

                                     If to Seller:

                              Mr. John D. Welsh
                              J.D. Welsh & Associates, Inc.
                              331 Freeport Blvd.
                              Sparks, NV  89431



                                     If to Buyer:

                              Mr. Scott Docktor
                              Newgold, Inc.
                              P.O. Box 230
                              Clarksburg, CA 95612



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

          12.4. Binding Effect This Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties.

          12.5. Choice of Law. This Contract of Sale shall be governed by the laws of the State of Nevada.

          12.6. Time of Essence. Time is of the Essence for purposes of this Agreement.

          12.7. Additional Documents. Buyer and Seller agree to execute such additional documents, including escrow instructions , as may be reasonably required by the escrow holder to carry out the terms of this Contract.

          12.8.  Corporate  Authority.   The  undersigned  president  of  Seller
represents that Seller corporation has taken all action necessary to authorize the execution and performance of this agreement.

          Execution IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement the day and year first above written.

                                  SELLER:

                                  J. D. WELSH & ASSOCIATES, INC.

                                  By /S/ JOHN D WELSH 1/10/95
                                     ------------------------
                                  JOHN D. WELSH, President


                                  BUYER:

                                  NEWGOLD, INC.

                                  By /S/ SCOTT DOCKTOR 1/10/95
                                  SCOTT DOCKTOR, President

                                   EXHIBIT "A"



A.   The following  described  unpatented lode mining claims situated in Section
     18,  Township  27 North,  Range 34 East,  MDB&M,  Pershing  County  Nevada:


Assessor's  Parcel No.  15-050-08

NAME OF CLAIM  ROLL      PAGE           BLM NMC
-------------  ----      ----           -------
L 1            152       220            266846
L 2            152       222            266847
L  3           152       224            266848
L  4           152       226            266849
L  5           152       228            266850
L  6           152       230            266851
L  7           152       232            266852
L  8           152       234            266853
L  9           152       236            266854
L  10          152       238            266855
L  11          152       240            266856
L  12          152       242            266857
L  13          152       244            266858
L  14          152       246            266859
L  15          152       248            266860
L  16          152       250            266861
L  17          152       252            266862
L  18          152       254            266863
L  25          152       268            266870
L  27          152       272            266872
L  29          152       276            266874
L  31          152       280            266876

B. Those certain unpatented lode mining claims situate in Section 16, Township 27 North, Range 34 East, MDB&M, Pershing County, Nevada:

Assessor's  Parcel No.  15-050-10

NAME OF CLAIM  ROLL      PAGE           BLM NMC
-------------  ----      ----           -------

R   1           141      444            260031
R   2           141      445            260032
R   3           141      446            260033
R   4           141      447            260034
R   5           141      448            260035
R   6           141      449            260036
R   8           141      451            260038


C. Those certain unpatented lode mining claims situate in Section 20, Township 27 North, Range 34 East, MDB&M, Pershing County, Nevada.


Assessor's  Parcel No.  15-050-016
NAME OF CLAIM  ROLL      PAGE           BLM NMC
-------------  ----      ----           -------

PEG #1         194       543            415010
PEG #2         194       544            415011
PEG #3         194       567            415012
PEG #4         194       545            415013
R 17           141       460            260047
R 19           141       462            260049
R 21           141       464            260051
R 23           141       466            260053
R 25           141       468            260055
RF 7           141       478            260065

                               APPURTENANT RIGHTS


I.   Improvements

          All buildings, fixtures, leach pads and other facilities and improvements now on the unpatented mining claims described in Exhibit "A" to the Agreement not previously transferred to J.D. Welsh & Associates, Inc. pursuant to the Reclamation Contract.

II.  Water Rights

          The water and water rights owned by Sellers under State of Nevada Appropriation Number 47334.

III. Permits

          All permits and approvals held by Sellers with respect to operations at the Relief Canyon Mine, including all surface disturbance permits, air quality permits, state mining facilities permits, BLM plans of operation, water discharge permits, industrial pond permits, dam safety, reclamation permits or other similar permits or approvals or applications-for such permits or approvals related to operations at the mine.

                                   EXHIBIT B

                             Relief Canyon Inventory

Installed Pumps

Pump      -         Allis Chalmers
                    Serial No. 841-5160-302-1
Motor     -         U.S. Electric 60 HP
                    Serial No. R 6308-06-605-S

Pump      -         Allis Chalmers
                    Serial No. 841-5160-502-2
Motor     -         U.S. Electric 60 HP
                    Serial No. R 6302-05-624-S

Pump      -         Allis Chalmers
                    Serial No. 52-11-826-001
Motor     -         Toshiba 15 HP
                    Serial No. B0154FLF2U2H

Pump      -         Allis Chalmers
                    Serial No. P3821-2
Motor     -         Dayton  10 HP
                    Serial  No.  RB215TTFS8032APL

Pump      -         Allis Chalmers
                    Serial No.52288
Motor     -         Baldor 7.5 HP
                    Serial No. M3769T

Pump      -         Allis  Chalmers
                    Serial No. P3346-3 A480L25  1CE
Motor     -         General  Electric  5 HP
                    Serial  No. 26BC02XP

Pump      -         Armstrong
                    Serial  No.133088  7.75
Motor     -         Baldar 5 HP
                    Serial No. JPM3615T

                             Relief Canyon Inventory

Pump      -         Fowler Pump
                    Serial No. F841 11 82
Motor     -         Teco 3 HP
                    Serial No. Unknown

Pump      -         Allis Chalmers
                    Serial No. P3310-CL80
Motor     -         U.S. Electric 1.5 HP
                    Serial No. FA883-00-965 K137R018

Pump      -         Allis Chalmers
                    Serial No.841-51603-07-1
Motor     -         Kingmotor 1 HP
                    Serial No.13206350505

Pump      -         Allis Chalmers
                    Serial No.641-51603-04-1
Motor     -         U.S. Electric 1 HP
                    Serial No. F-A876-00-974-K157R05

Pump      -         U.S. Electric .75 HP (Jet)
                    Serial No. P55BGT-606
Pumps     -         2 Submersible

Extra Motors

                    U.S. Electric 60 HP
                    Serial No. 6301/P03N364R0-3GR

                    American Standard 1.5 HP
                    Serial No. TH41451F2

                    Dayton .75 HP
                    Serial No. 46606372543-2A

                    Marathon Electric 3 HP
                    Serial No. RVK 184TTCF7358 ANL

                    Martin Electric
                    Serial No. 214116 AA

                    Reliance Electric
                    Serial No. 079383-20-T

                             Relief Canyon Inventory

Tanks

                    Alaskan Copper Brass Co.
                    8 ft x 24 ft.
                    Stainless Steel
                    Serial No. Unknown

                    Manufacture - Unknown
                    8ft x 8ft
                    Steel
                    Serial No. Unknown

                    Fiber-Dyne Corp
                    12 ft. x 12 ft
                    Fiberglass
                    Serial No. J2046

                    Poly Cal Plastics Corp.
                    100 gal.
                    Serial No. Unknown

                    Manufacture - Unknown
                    300 gal.
                    Plastic
                    Serial No. Unknown

                    Mix Tank
                    300gal.
                    Mixer Serial No. Unknown
                    Motor - Westinghouse 2 HP
                    Serial No. 78-5B752

                    Tank
                    16 ft x 16 ft-
                    Steel
                    Serial No. Unknown

Equipment

            5       7' x 7' Carbon Absorption Columns

            2       Tyler Vibrating Screens
                    Serial No.55-832 and 55-833

                             Relief Canyon Inventory

 Equipment (cont'd.)

            2       -            Dewatering Screens
                                 Manufacture - Unknown
                                 Serial No. Unknown

                                 Lighting Mixer 1.5 HP
                                 Mixer Serial No.841217103
                                 Motor Serial No. 5KS182FL233AP

                                 Air Compressor
                                 Receiver Tank
                                 Serial No. TF 129267
                                 Motor - Dayton 5 HP
                                 Serial No. F346 09-E84K09 00014

                                 Boiler- Parker Boiler
                                 Serial No.35115

                                 Water Softener
                                 Manufacture - Water Refining
                                 Serial No. Unknown

                                 Bag House
                                 Ultra-Kleen Corp.
                                 Serial No. BV-36-100





                                 Over-Head heaters
                                 Reznor Co.
                                 Serial No. Unknown

                                 Roll Crusher
                                 Roskamp Corp.
                                 Serial No. K7545
                                 Motor - Dayton 5 HP
                                 Serial No. R92102M831

                                 Water Softening Equipment - Complete

                             Relief Canyon Inventory

Equipment (cont'd.)

                                 Jaw Crusher
                                 Morse Brothers, Inc.
                                 Serial No. J04-564
                                 Motor - Baldar 2 HP
                                 Serial No. WM 3558T

Pressure Vessels

                                 Talman Steel Corp.
                                 Serial No. A-5931

                                 Brunner Engineering
                                 Serial No. Unknown

                                 Manufacture - Unknown
                                 Serial No. 200-3311

                                 McCook Butler
                                 Serial No. 85266

 Electrical Equipment

                                 Sierra Transformer
                                 Serial No. 500TUL22GE

                                 Toshhiba/Houston Control Panel
                                 Serial No. Unknown

                                 Westinghouse Transformer
                                 Serial No. T64E02942

            2       -            Transformer Winding Sets
                                 Serial No. M8NL16

                                 Acme Electric Corp. Transformer
                                 Serial No. T-1-53312-3

                                 Asco Delta Pump Control
                                 Serial No. Unknown

                                 Selectric Electric Pump Control
                                 Serial No. Unknown

                             Relief Canyon Inventory

Buildings
                            Butler - Steel
                            40 ft- x 60 ft. x 12 f:. hgt. (Disassembled)

                            Butler - Steel/Cinder Block
                            60 ft. x 90 ft. x 30 ft. hgt
                            Fully equipped with electrical, water, heating, ventilation, and Sewage Systems

        2       -           Wood/Frame Construction
                            10 ft. x 20 ft.
                            Single Pitch Roof

        2       -           Wood/Frame Construction
                            8 ft. x 10 ft.

Fencing

                            1920 ft. of chain link with posts, top-rail, and fittings 4 miles of 5 strand barbed wire and posts

Pipe
                            2,260 ft. of 6" Yellomine

                            13,380 ft. of 2" Yellomine

                            6,480 of 10" HDPE

                            7,700 ft. of 6" HDPE

                            3,400 ft of 2" HDPE

                            1,000 ft. of 10" Steel

                            500 ft. of 6" Flex Plastic

                            200 ft- of 2" Rubber/Quick Couplers

Vehicles                    1989 Ford F250     VIN FTEF26N1KPB42497